                                                                     EXHIBIT 3.2





                                   BY - LAWS


                                       OF


                                 BIOFIELD CORP.





                                   ARTICLE I

                                    OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at the office of The Prentice-Hall Corporation System, 32 Loockerman Square, Suite L-100, in the City of Dover, in the County of Kent, in the State of Delaware, and said corporation shall be the registered agent of this corporation in charge thereof.

         SECTION 2. OTHER OFFICES. The Corporation may have offices, either within or without the State of Delaware, at such place or places as the Board of Directors may, from time to time, appoint or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, may be called by the directors or any officer instructed by the directors to call the meeting and shall be held at such place, either within or without the State of Delaware and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

         If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of meeting.
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         SECTION 2.  OTHER MEETINGS.  Special meetings of the stockholders, for any purpose or purposes other than the election of directors, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the Chairman of the Board, the Chief Executive Officer or Secretary at the request in writing of any two directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. So long as GS Capital Partners, L.P. ("GSCP") is entitled to nominate one or more GSCP Designees (as defined in Section 4.1(a)(iii) of the Preferred Stock and Warrant Purchase Agreement among the Corporation and the other investors party thereto (the "Preferred Stock Purchase Agreement")), special meetings of the holders of Series C Convertible Preferred Stock and Series D Convertible Preferred Stock may be called by GSCP.

         SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote and all other questions shall be decided by majority vote, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

         A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

         SECTION 4. CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the Chief Operating Officer, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation or, in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

         SECTION 5. INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If an Inspector or Inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more Inspectors. In case any person who may be appointed as an Inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each Inspector, if any, before entering





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upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability. The Inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the Inspector or Inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

         SECTION 6. QUORUM. Except as otherwise required by Law, by the Certificate of Incorporation or by these By- Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At such adjourned meeting, at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed and the requisite amount of stock entitled to vote at the meeting, as originally noticed, shall be entitled to vote at any adjournment or adjournments thereof.

         SECTION 7. NOTICE OR WAIVER OF NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote threat. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 8. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.





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                                  ARTICLE III

                                   DIRECTORS

         Section 1. NUMBER AND TERM. The number of directors shall be no less than three (3) and no more than eight (8) and, until a Qualified Public Offering, as such term is defined in the Fourth Amended and Restated Certificate of Incorporation, shall include the Series A Directors and the Designated Series C Directors as provided for in the Fourth Amended and Restated Certificate of Incorporation. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall be elected and shall qualify. Directors need not be stockholders.

         Section 2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein and, if no time be specified, at the time of its receipt by the Chairman of the Board, Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         SECTION 3. VACANCIES. Except as set forth in the Certificate of Incorporation, if the office of any director, member of a committee or other office becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, such appointee to hold office for the unexpired term and until his successor shall be duly chosen.

         SECTION 4. REMOVAL. Except as set forth in the Certificate of Incorporation, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

         SECTION 5. INCREASE OR DECREASE OF NUMBER. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors or by majority vote of the stockholders at the annual meeting or at a special meeting called for that purpose and, by like vote, the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify; provided, however, that prior to a Qualified Public Offering (as defined in the Fourth Amended and Restated Certificate of Incorporation), and so long as GSCP is entitled, pursuant to the Preferred Stock Purchase Agreement, to nominate one or more GSCP Designees, the number of directors may not be increased without the approval of GSCP.

         SECTION 6. POWERS. The Board of Directors shall exercise all of the powers of the Corporation except such as are by Law, or by the Certificate of Incorporation of the Corporation or by these By-Laws conferred upon or reserved to the stockholders.





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         SECTION 7.  COMMITTEES.  The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, including, without limitation, an operational committee and a financial committee, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified director.

         Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; however, no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless by resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         Prior to a Qualified Public Offering, if, and for so long as, GSCP is entitled to nominate one or more GSCP Designees, the Board shall maintain an audit, compensation and executive committee and the existence and action of such committees shall not be altered or diminished.

         SECTION 8. MEETINGS. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business within or without State of Delaware if a quorum be present immediately after the annual meeting of the stockholders or the time and place of such meeting may be fixed by consent in writing of all the directors.

         Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

         Special meetings of the Board may be called by the Chairman of the Board, Chief Executive Officer or by the Secretary on the written request of any two directors on at least seven days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting; provided, however, that in the event the Designated Series C Directors waive this notice requirement, then a special meeting of the Board may be called on at least two days' notice to each director. For purposes of this Article III Section 8 only, notice shall be given telephonic communication or by telecopier.





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         SECTION 9.  QUORUM AND MANNER OF ACTING.  A majority of the Board of
Directors shall constitute a quorum for the transaction of business. If, at any meeting of the Board, there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be adjourned.

         Any member or members of the Board of Directors or of any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         Except as otherwise expressly required by statute or the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors; provided, however, that, prior to a Qualified Public Offering, and so long as GSCP is entitled to nominate two GSCP Designees but only has nominated one GSCP Designee, any action relating to a matter with respect to which the sole GSCP Designee has taken the minority position shall require the affirmative vote of five directors to constitute the act of the Board of Directors.

         SECTION 10. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees but, by resolution of the Board of Directors, fixed fees and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

         SECTION 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. EXECUTIVE OFFICERS. The executive officers of the Corporation shall be a Chairman of the Board, Vice Chairman of the Board and Chief Executive Officer, Chief Operating Officer, President, one or more Vice-Presidents, a Treasurer and a Secretary, all of whom shall be elected annually by the Directors, who shall hold office until their respective successors are elected and qualified. All vacancies occurring among any of the officers shall be filled by the Directors. Any officer may be removed at any time by the affirmative vote of a majority (unless the Certificate of Incorporation requires a larger vote) of the Directors present at a Special Meeting of Directors called for the purpose.





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         SECTION 2.  OTHER OFFICERS.  The Board of Directors may appoint such other officers and agents with such powers and duties as it shall deem necessary.

         SECTION 3. THE CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all meetings of the Shareholders and the Board of Directors. The Chief Executive Officer shall report to the Chairman.

         SECTION 4. THE CHIEF EXECUTIVE OFFICER/VICE CHAIRMAN OF THE BOARD. The Chief Executive Officer shall be responsible for the executive affairs of the Corporation. While the Directors or the Executive Committee are not in session, he shall have general management and control of the business and affairs of the Corporation. He shall report only to the Chairman of the Board of Directors and to the Board of Directors, and shall, in the absence and non-election of a Chairman of the Board, preside at all meetings of the Shareholders and Directors. The Chief Executive Officer shall be the Vice Chairman of the Board of Directors of the Corporation.

         SECTION 5. THE CHIEF OPERATING OFFICER. The Chief Operating Officer shall be designated by the Chief Executive Officer with the consent of the Board of Directors, and shall function as the Chief Operating Officer.

         SECTION 6. THE PRESIDENT. The President shall have such duties as shall be assigned by the Chief Executive Officer of the Corporation.

         SECTION 7. THE VICE-PRESIDENT. The Vice-President, or if there be more than one, the senior Vice-President, as determined by the Board of Directors, in the absence or disability of the President, shall exercise the powers and perform the duties of the President and each Vice-President shall exercise such other powers and perform such other duties as shall be prescribed by the Directors.

         SECTION 8. THE TREASURER. The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the Corporation; shall receive and give receipts and acquittances for monies paid in on account of the Corporation, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the Corporation, of whatever nature, upon maturity; shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all monies received and paid out by him on account of the Corporation, and shall perform all other duties incident to the office of Treasurer and as may be prescribed by the Directors.

         SECTION 9. THE SECRETARY. The Secretary shall keep the minutes of all proceedings of the Directors and of the Shareholders; shall attend to the giving and serving of all notices to the Shareholders and Directors or other notice required by law or by these By-Laws; shall affix the seal of the Corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the Directors; shall have charge of the certificate books and stock books and such other books and papers as the Board may direct, and shall perform all other duties incident to the office of Secretary.





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         SECTION 10.  SALARIES.  The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a Director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing the same.

                                   ARTICLE V

                                 MISCELLANEOUS

         SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, signed by the Chairman of the Board of Directors or the President and by the Treasurer or the Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the Corporation. Any or all signatures may be by facsimile.

         SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of any such new certificate.

         SECTION 3. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and, upon such transfer, the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the directors may designate, by whom they shall be canceled and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

         SECTION 4. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purposes of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem such dividends expedient.
Before declaring any dividend, there may be set apart, out of any funds of the





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Corporation available for dividends, such sum or sums as the directors, from time to time, in their discretion, deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the best interests of the Corporation.

         SECTION 6. SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 7. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

         SECTION 8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner as shall be determined, from time to time, by resolution of the Board of Directors.

         SECTION 9. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required to be given by these By-Laws, personal notice is not meant unless expressly so stated and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the fifth day following such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

         Whenever any notice whatever is required to be given under the provisions of any law or under the provisions of the Certificate of Incorporation of the Corporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI

                                INDEMNIFICATION

         SECTION 1. INDEMNIFICATION. Any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) (hereinafter an "indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such





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amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of the proceeding, whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe such conduct was unlawful.

         Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court in which such suit or action was brought, shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         SECTION 2. EXPENSES. All reasonable expenses incurred by or on behalf of the indemnitee in connection with any suit, action or proceeding, may be advanced to the indemnitee by the Corporation.

         SECTION 3. NON-EXCLUSIVITY. The rights to indemnification and to advancement of expenses conferred in this article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, a By-Law of the Corporation, agreement, vote of stockholders or disinterested Directors or otherwise.

         SECTION 4. BINDING EFFECT. The indemnification and advancement of expenses provided by this article shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.





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                                  ARTICLE VII

                                   AMENDMENTS

         Prior to a Qualified Public Offering and for so long as GSCP is entitled to nominate one or more GSCP Designees, Sections 1, 5, 7, 8 and 9 of
Article III of these By-Laws may not be altered or repealed without the prior approval of GSCP. Otherwise, these By-Laws may be altered or repealed and new By-Laws made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal of any By-Law or By-Laws to be made be contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat or by the affirmative vote of a majority of the Board of Directors, at any regular or special meeting of the Board of Directors, if notice of the proposed alteration or repeal of any By-Laws to be made, be contained in the notice of such regular or special meeting.





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                                                                     EXHIBIT 3.2

         Thereupon, after discussion, upon motion duly made and seconded, the following Resolutions were unanimously adopted.

         RESOLVED, that the first sentence of Article IV, Section I of the Company's By-Laws is hereby amended to read in its entirety as follows: "The executive officers of the Corporation shall be a Chairman of the Board, Chief Executive Officer, President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected annually by the Directors, who shall hold office until their respective successors are elected and qualified."

         RESOLVED, that Article IV, Section 4 of the Company's By-Laws is hereby amended to delete the last sentence in its entirety and to amend the title to delete the following:"/Vice Chairman of the Board."